Exhibit 99.1

P. O. Box 1980
Winchester, VA 22604-8090

Contact:	Kevin Dunnigan Treasury Director 540-665-9100

AMERICAN WOODMARK CORPORATION ANNOUNCES THIRD QUARTER RESULTS

WINCHESTER, Virginia (February 26, 2019) -- American Woodmark Corporation (NASDAQ: AMWD) (the "Company") today announced results for its third fiscal quarter ended January 31, 2019.

Net sales for the third fiscal quarter increased 31% to $384 million compared with the same quarter of the prior fiscal year. Net sales for the first nine months of the current fiscal year increased 47% to $1,238 million from the comparable period of the prior fiscal year. The current third fiscal quarter and first nine months results include two incremental months (November and December) and eight incremental months (May through December), respectively, of results from the Company’s acquisition of RSI Home Products, Inc. (“RSI”), which closed December 29, 2017. Excluding the impact of the RSI acquisition, net sales for the third fiscal quarter increased 1% to $257 million compared with the same quarter of the prior fiscal year and net sales for the first nine months of the current fiscal year increased 6% to $854 million compared to the first nine months of the prior fiscal year. Excluding the impact of the RSI acquisition, the Company experienced growth in the builder channel and independent dealers and distributors channel during the third quarter of fiscal year 2019. Excluding the impact of the RSI acquisition, the Company experienced growth in all channels during the first nine months of fiscal year 2019 versus the comparable prior year period.

Net income was $18.4 million ($1.07 per diluted share) for the third quarter of the current fiscal year compared with $2.0 million ($0.12 per diluted share) in the same quarter of the prior fiscal year. Net income for the current quarter was positively impacted by the RSI acquisition, lower acquisition related expenses of $15.9 million, an unrealized gain on foreign exchange contracts of $0.5 million and a net gain on debt forgiveness and modification of $5.2 million which were all partially offset by additional intangible asset amortization of $8.2 million. Net income for the first nine months of the current fiscal year was $61.7 million ($3.53 per diluted share) compared with $44.0 million ($2.67 per diluted share) for the same period of the prior fiscal year. Adjusted EPS per diluted share was $1.40 for the third quarter of the current fiscal year compared with $1.00 in the same quarter of the prior fiscal year and $5.05 for the first nine months of the current fiscal year compared with $3.57 for the same period of the prior fiscal year.

Adjusted EBITDA for the third fiscal quarter was $52.2 million or 13.6% of net sales compared to $36.0 million or 12.3% of net sales for the same quarter of the prior fiscal year. Adjusted EBITDA for the first nine months of the fiscal year was $181.1 million or 14.6% of net sales compared to $110.4 million or 13.1% of net sales for the same period of the prior fiscal year. The increase is primarily due to the inclusion of two incremental months during the current fiscal third quarter and eight incremental months during the current fiscal year, respectively, of results for RSI.

“Despite the volatility within our industry, we are pleased with the overall performance of our third fiscal quarter,” said Cary Dunston, Chairman and CEO. “We saw solid growth in our new construction and dealer/distributor businesses while continuing to drive leverage through our low cost supply chain.  Although market uncertainty continues, we remain very focused on our strategic positioning and continuing to strengthen our competitive advantage in the market.”

Cash provided by operating activities for the first nine months of the current fiscal year was $138.0 million. Free cash flow totaled $106.2 million for the first nine months of the current fiscal year. The Company paid down $99.0 million of its term loan facility during the first nine months of the current fiscal year and repurchased 628,714 shares of common stock at a cost of $41.0 million.

AMWD Announces Third Quarter Results

February 26, 2019

About American Woodmark

American Woodmark Corporation manufactures and distributes kitchen, bath and home organization products for the remodeling and new home construction markets.  Its products are sold on a national basis directly to home centers, builders and through a network of independent dealers and distributors.  At January 31, 2019, the Company operated eighteen manufacturing facilities in the United States and Mexico and eight primary service centers located throughout the United States.

Use of Non-GAAP Financial Measures

We have presented certain financial measures in this press release which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are provided below following the financial highlights under the heading "Non-GAAP Financial Measures."

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors that may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

AMERICAN WOODMARK CORPORATION

Unaudited Financial Highlights

(in thousands, except share data)

Operating Results

	Three Months Ended		Nine Months Ended
	January 31		January 31
	2019	2018	2019	2018

Net sales	$384,080	$292,791	$1,237,920	$844,387
Cost of sales & distribution	307,227	242,412	978,569	678,179
Gross profit	76,853	50,379	259,351	166,208
Sales & marketing expense	22,215	19,167	68,139	55,397
General & administrative expense	27,462	23,492	86,010	41,442
Restructuring charges	26	—	2,061	—
Operating income	27,150	7,720	103,141	69,369
Interest expense, net	8,836	4,035	27,204	2,887
Other income, net	(5,812)	(79)	(6,137)	(117)
Income tax expense	5,717	1,768	20,410	22,567
Net income	$18,409	$1,996	$61,664	$44,032

Earnings Per Share:
Weighted average shares outstanding - diluted	17,216,327	16,690,760	17,466,936	16,461,509

Net income per diluted share	$1.07	$0.12	$3.53	$2.67

AMWD Announces Third Quarter Results

February 26, 2019

Condensed Consolidated Balance Sheet
(Unaudited)
	January 31	April 30
	2019	2018

Cash & cash equivalents	$42,009	$78,410
Investments - certificates of deposit	2,500	8,000
Customer receivables	117,198	136,355
Inventories	116,116	104,801
Income taxes receivable	791	25,996
Other current assets	13,884	10,805
Total current assets	292,498	364,367
Property, plant & equipment, net	211,977	218,102
Investments - certificates of deposit	—	1,500
Trademarks, net	6,389	8,889
Customer relationship intangibles, net	224,528	258,778
Goodwill	767,612	767,451
Other assets	29,832	26,258
Total assets	$1,532,836	$1,645,345

Current portion - long-term debt	$2,300	$4,143
Accounts payable & accrued expenses	140,212	166,312
Total current liabilities	142,512	170,455
Long-term debt	709,818	809,897
Deferred income taxes	66,284	71,563
Other liabilities	6,250	11,765
Total liabilities	924,864	1,063,680
Stockholders' equity	607,972	581,665
Total liabilities & stockholders' equity	$1,532,836	$1,645,345

Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Nine Months Ended
	January 31
	2019	2018

Net cash provided by operating activities	$137,950	$48,881
Net cash used by investing activities	(31,299)	(28,355)
Net cash used by financing activities	(143,052)	(57,880)
Net decrease in cash and cash equivalents	(36,401)	(37,354)
Cash and cash equivalents, beginning of period	78,410	176,978

Cash and cash equivalents, end of period	$42,009	$139,624

AMWD Announces Third Quarter Results

February 26, 2019

Non-GAAP Financial Measures

We have reported our financial results in accordance with generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures described below.

Management believes all of these non-GAAP financial measures provide an additional means of analyzing the current period’s results against the corresponding prior period’s results. However, these non-GAAP financial measures should be viewed in addition, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Adjusted EPS per diluted share

We use Adjusted EPS per diluted share in evaluating the performance of our business and profitability. Management believes that this measure provides useful information to investors by offering additional ways of viewing the Company’s results by providing an indication of performance and profitability excluding the impact of unusual and/or non-cash items. We define Adjusted EPS per diluted share as diluted earnings per share excluding the per share impact of (1) expenses related to the RSI acquisition and subsequent restructuring charges, (2) inventory step-up amortization due to the increase in the fair value of inventory acquired through the RSI acquisition, (3) the amortization of customer relationship intangibles and trademarks, (4) net gain on debt forgiveness and modification and (5) the tax benefit of RSI acquisition expenses and subsequent restructuring charges, the inventory step-up amortization, the net gain on debt forgiveness and modification and the amortization of customer relationship intangibles and trademarks. The amortization of intangible assets is driven by the RSI acquisition and will recur in future periods. Management has determined that excluding amortization of intangible assets from our definition of Adjusted EPS per diluted share will better help it evaluate the performance of our business and profitability and we have also received similar feedback from some of our investors regarding the same.

Adjusted EBITDA and Adjusted EBITDA margin

We use Adjusted EBITDA and Adjusted EBITDA margin in evaluating the performance of our business, and we use each in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe Adjusted EBITDA and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

We define Adjusted EBITDA as net income adjusted to exclude (1) income tax expense, (2) interest (income) expense, net, (3) depreciation and amortization expense, (4) amortization of customer relationship intangibles and trademarks, (5) expenses related to the RSI acquisition and subsequent restructuring charges, (6) inventory step-up amortization due to the increase in the fair value of inventory acquired through the RSI acquisition, (7) stock-based compensation expense, (8) gain/loss on asset disposals, (9) unrealized gain/loss on foreign exchange forward contracts and (10) net gain on debt forgiveness and modification. We believe Adjusted EBITDA, when presented in conjunction with comparable GAAP measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales.

Free cash flow

To better understand trends in our business, we believe that it is helpful to subtract amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays from cash flows from continuing operations which is how we define free cash flow. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It also provides a measure of our ability to repay our debt obligations.

Net sales excluding RSI sales

To better understand and compare the performance of our core American Woodmark business by our management and our investors, we believe it is helpful to subtract the amount of sales from our recently acquired and now wholly-owned subsidiary, RSI, from our net sales and report this amount with our quarterly earnings announcements. We may discontinue using this non-GAAP

AMWD Announces Third Quarter Results

February 26, 2019

financial measure at a later juncture once RSI has become fully integrated into our Company and the quarter to quarter comparisons of our core business are no longer as helpful to compare performance.

A reconciliation of these non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables:

Reconciliation of Net Sales and Percentage of Net Sales Excluding RSI

	Three Months Ended			Nine Months Ended
	January 31			January 31
(in thousands)	2019	2018	Percent Change	2019	2018	Percent Change

Net sales excluding RSI	$256,940	$254,220	1%	$853,652	$805,816	6%
RSI sales (1)	127,140	38,571	230%	384,268	38,571	896%
Net Sales	$384,080	$292,791	31%	$1,237,920	$844,387	47%
(1) The current third fiscal quarter and first nine months results include two incremental months (November and December) and eight incremental months (May through December), respectively, of results from the Company’s acquisition of RSI Home Products, Inc. (“RSI”), which closed December 29, 2017.

Reconciliation of Adjusted Non-GAAP Financial Measures to the GAAP Equivalents

	Three Months Ended		Nine Months Ended
	January 31		January 31
(in thousands)	2019	2018	2019	2018

Net income (GAAP)	$18,409	$1,996	$61,664	$44,032
Add back:
Income tax expense	5,717	1,768	20,410	22,567
Interest (income) expense, net	8,836	4,035	27,204	2,887
Depreciation and amortization expense	11,308	6,602	33,534	17,579
Amortization of customer relationship intangibles
and trademarks	12,250	4,083	36,750	4,083
EBITDA (Non-GAAP)	$56,520	$18,484	$179,562	$91,148
Add back:
Acquisition related expenses (1)	593	10,163	4,002	10,163
Inventory step-up amortization	—	6,334	—	6,334
Unrealized gain on foreign exchange forward
contracts (2)	(490)	—	(291)	—
Net gain on debt forgiveness and modification (3)	(5,171)	—	(5,171)	—
Stock-based compensation expense	668	897	2,290	2,506
Loss on asset disposal	76	147	661	280
Adjusted EBITDA (Non-GAAP)	$52,196	$36,025	$181,053	$110,431

Net Sales	$384,080	$292,791	$1,237,920	$844,387
Adjusted EBITDA margin (Non-GAAP)	13.6%	12.3%	14.6%	13.1%

(1) Acquisition related expenses are comprised of expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred.

AMWD Announces Third Quarter Results

February 26, 2019

(2) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other expense (income) in the operating results.
(3) The Company had loans and interest forgiven relating to four separate economic development loans totaling $5.5 million and the Company incurred $0.3 million in loan modification expense with amendment to the credit agreement during the third quarter of fiscal 2019.

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
(in thousands, except share data)	2019	2018	2019	2018

Net income (GAAP)	$18,409	$1,996	$61,664	$44,032
Add back:
Acquisition related expenses	593	10,163	4,002	10,163
Inventory step-up amortization	—	6,334	—	6,334
Amortization of customer relationship intangibles
and trademarks	12,250	4,083	36,750	4,083
Net gain on debt forgiveness and modification	(5,171)	—	(5,171)	—
Tax benefit of add backs	(1,972)	(5,836)	(9,061)	(5,836)
Adjusted net income (Non-GAAP)	$24,109	$16,740	$88,184	$58,776

Weighted average diluted shares	17,216,327	16,690,760	17,466,936	16,451,509
Adjusted EPS per diluted share (Non-GAAP)	$1.40	$1.00	$5.05	$3.57

Free Cash Flow

	Nine Months Ended
	January 31,
	2019	2018

Cash provided by operating activities	$137,950	$48,881
Less: Capital expenditures (1)	31,756	32,919
Free cash flow	$106,194	$15,962

(1) Capital expenditures consist of cash payments for property, plant and equipment and cash payments for investments in displays. During the first nine months of fiscal 2019 and 2018, approximately $6.6 million and $12.4 million, respectively, in cash outflows were incurred related to the new company headquarters.

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